SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GLEASON CORP

          GABELLI FOUNDATION
                                 2/17/00           60,000-           23.0000
          MJG ASSOCIATES, INC.
                                 2/17/00           10,000-           23.0000
          THE GABELLI PERFORMANCE PARTNERSHIP
                                 2/17/00           30,100-           23.0000
                                 2/03/00              100            22.7500
          GAMCO INVESTORS, INC.
                                 2/17/00           28,000-           23.0000
          GABELLI ASSOCIATES LTD
                                 2/17/00          174,200-           23.0000
                                 2/09/00              600            22.8750
          GABELLI ASSOCIATES FUND
                                 2/18/00            5,200            22.8726
                                 2/17/00          246,200-           23.0000
                                 2/11/00              600            22.8750
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 2/17/00            6,600-           23.0000
                                 2/17/00            1,700            22.9875
                                 2/15/00            4,400            22.9875
                                 2/14/00              500            22.9875
               THE GABELLI ASSET FUND
                                 2/17/00           87,000-           23.0000
                                 2/01/00              700            22.9250
                                 1/31/00           42,900            22.8055
                                 1/31/00           15,300            22.9250
               THE GABELLI ABC FUND
                                 2/17/00          280,000-           23.0000
                                 2/11/00            5,000            22.9875
                                 2/09/00              700            22.6750
                                 2/08/00            1,200            22.9250
                                 2/07/00              900            22.9875
                                 2/04/00            2,600            23.0356
                                 2/04/00              100            22.9250
                                 2/03/00              500            22.9250


          (1) THE TRANSACTIONS ON 2/17/00 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D. ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.